Exhibit 99.1

Yoshiharu Announces Receipt of Notice from Nasdaq Regarding Late Filing of Quarterly Report on Form 10-Q

BUENA PARK, CA – June 27, 2024 - Yoshiharu Global Co. (NASDAQ: YOSH) (“Yoshiharu” or the “Company”), a California-based restaurant operator specializing in authentic Japanese ramen, has received a notification letter from the Nasdaq Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) on June 21, 2024, notifying the Company that because it has not yet filed its Form 10-Q for the quarter ended March 31, 2024 (the “Filing”), Nasdaq has determined that the Company has failed to comply with the filing requirement set forth in Listing Rule 5250(c)(1).

Under applicable Nasdaq rules, the Company has up to 60 calendar days to submit a plan to regain compliance. If the plan is accepted, the Staff will grant an exception of up to 180 calendar days from the Filing’s due date, or until December 16, 2024, to regain compliance. If the Staff does not accept the Company’s plan, the Company will have an opportunity to appeal that decision before the Hearings Panel.

Yoshiharu’s President, CEO, and Chairman of the Board, James Chae commented: “With our recent auditor transition due to unforeseen and uncontrollable circumstances, our team continues to work with our new independent auditor, BCRG Group, to finalize our 10-Q for the quarter ended March 31, 2024. We remain committed to filing our financial reports with the SEC to maintain the Nasdaq listing requirements.”

About Yoshiharu Global Co.

Yoshiharu is a fast-growing restaurant operator and was born out of the idea of introducing the modernized Japanese dining experience to customers all over the world. Specializing in Japanese ramen, Yoshiharu gained recognition as a leading ramen restaurant in Southern California within six months of its 2016 debut and has continued to expand its top-notch restaurant service across the West Coast, currently owning and operating 11 restaurants.

For more information, please visit www.yoshiharuramen.com.

Forward Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, the Company’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recent filings with the Securities and Exchange Commission (“SEC”) which can be found on the SEC’s website at www.sec.gov. Such risks, uncertainties, and other factors include, but are not limited to, the risk that we may not be able to successfully implement our growth strategy if we are unable to identify appropriate sites for restaurant locations, expand in existing and new markets, obtain favorable lease terms, attract guests to our restaurants or hire and retain personnel; that our operating results and growth strategies will be closely tied to the success of our future franchise partners and we will have limited control with respect to their operations; the risk that we may face negative publicity or damage to our reputation, which could arise from concerns regarding food safety and foodborne illness or other matters; that minimum wage increases and mandated employee benefits could cause a significant increase in our labor costs; We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contact:

Cody Cree and John Yi

Gateway Group, Inc.

949-574-3860

YOSH@gateway-grp.com